EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the Schedule 13G (or any amendments thereto) relating to the Class B Subordinate Voting shares of Xanadu Quantum Technologies Limited is filed on behalf of each of us.

Dated:  April 2, 2026

Technology Impact Fund II, LP

By:

TIF Partners II, LLC

Its:

General Partner

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

TIF Partners II, LLC

By:

/s/ Dipender Saluja

Name: Dipender Saluja

Title: Manager

Dipender Saluja

/s/ Dipender Saluja

Ion Yadigaroglu

/s/ Ion Yadigaroglu